                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2006

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           NEW JERSEY                      0-19777                22-3103129
(State or other jurisdiction of   (Commission File Number)   (IRS Identification
         incorporation)                                            Number)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 4, 2006, DUSA Pharmaceuticals, Inc. ("DUSA" or the "Company") and Mr. William F. O'Dell entered into an employment agreement regarding the terms upon which Mr. O'Dell will serve as DUSA's Executive Vice President, Sales and Marketing (the "Employment Agreement"). A brief description of the material terms and conditions of the Employment Agreement is set forth in Item 5.02 below.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On April 10, 2006, DUSA announced to Company personnel the appointment of Mr. William F. O'Dell to the position of Executive Vice President, Sales and Marketing. Mr. O'Dell will commence employment with the Company on April 17, 2006. Mr. O'Dell will report to Robert F. Doman, the Company's President and COO.

     Prior to joining the Company, Mr. O'Dell, 59, was Vice President of Marketing and Strategic Business Development at West Pharmaceuticals, Inc. from October 2005 to April 2006. Mr. O'Dell also served as Vice President of Sales and Marketing for the Americas Region from January 2002 to October 2005 and Vice President of Global Marketing from December 1999 to December 2001, at West Pharmaceuticals.

     Under the terms of the Employment Agreement, Mr. O'Dell will receive a base salary of Two Hundred Fifty Thousand ($250,000) and is eligible to receive an annual bonus of up to thirty five percent (35%) of his annual base salary. Mr. O'Dell's annual bonus is contingent on the achievement of personal and corporate goals and subject to the discretion of the Board of Directors. The Board of Directors may award Mr. O'Dell an annual cash bonus in excess of thirty five percent (35%) of his then-current base salary for outstanding performance. Additionally, Mr. O'Dell will receive options to purchase Fifty Thousand (50,000) shares of the Company's common stock under the Company's stock option plan, upon his commencement of employment with the Company. The exercise price for such options shall be the closing price of DUSA's common stock on the NASDAQ Stock Market on such date.

     Mr. O'Dell is entitled to customary benefits during the term of his employment as are provided generally to other executive officers of DUSA.

     Mr. O'Dell is also entitled to certain severance benefits in the event that his employment is terminated without cause. In the event that Mr. O'Dell's employment is terminated without cause as a result of a "change of control" of the Company, as defined in the Employment Agreement, he will receive, within five (5) days after such termination, a lump sum payment equal to three (3) times his base salary during the last fiscal year in which Mr. O'Dell was associated with the Company, and the vesting of all outstanding options held by Mr. O'Dell will accelerate. DUSA may terminate Mr. O'Dell's employment with the Company, with or without cause, on sixty (60) days prior written notice. Mr. O'Dell is required to provide the Company with two (2) month's advance written notice of his resignation from the Company.

     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to Mr. O'Dell's service as an officer of the Company and his receipt of compensation, options and other benefits from time to time. Such risks and uncertainties include, but are not limited to, changing market and regulatory conditions, continuing regulatory approval of DUSA's therapies, market conditions relating to employment opportunities, DUSA's ability to successfully market it products, product development risks, maintenance and protection of our proprietary rights, volatility in our stock price, reliance on third party manufacturers and suppliers and other risks identified in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2005.

     A copy of the Employment Agreement by and between the Company and Mr. O'Dell is attached hereto as Exhibit 10, and a copy of the press release announcing Mr. O'Dell's appointment is attached hereto as Exhibit 99. Such documents are incorporated herein by reference. The foregoing descriptions of the Employment Agreement and press release are qualified in their entirety by reference to such Exhibits.

ITEM 9.01 - FINANCIAL STATEMENT AND EXHIBITS.

10   Employment Agreement by and between the Company and Mr. William F. O'Dell

99   Press Release dated April 10, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DUSA PHARMACEUTICALS, INC.


Dated: April 10, 2006                   By: /s/ D. Geoffrey Shulman
                                            ------------------------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            Chairman of the Board and Chief
                                            Executive Officer

                                  EXHIBIT INDEX

10   Employment Agreement by and between the Company and Mr. William F. O'Dell

99   Press Release dated April 10, 2006